UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 24, 2015

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Throughout this document, the Registrant, AT&T Inc., is referred to as "we" or "AT&T." This Amendment No. 1 amends the Current Report on Form 8-K of AT&T filed with the Securities and Exchange Commission (SEC) on July 24, 2015 (the July 8-K) related to our acquisition of DIRECTV. This Form 8-K/A amends the July 8-K to include the financial statements required by Item 9.01 (99.1) of Form 8-K and to include an exhibit under Item 9.01 (99.1) of Form 8-K. The information previously reported in the July 8-K is hereby incorporated by reference into this Form 8-K/A.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS
Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following information is attached hereto as Exhibit 99.1 and incorporated herein by reference:

(i)	Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of March 31, 2015.

(ii)	Notes to the Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of March 31, 2015.

(iii)	Unaudited Pro Forma Condensed Combined Consolidated Statements of Income for the year ended December 31, 2014 and the three months ended March 31, 2015.

(iv)	Notes to the Unaudited Pro Forma Condensed Combined Consolidated Statements of Income for the year ended December 31, 2014 and the three months ended March 31, 2015.
(c) Exhibits

99.1	Unaudited Pro Forma Condensed Combined Financial Statements.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: September 25, 2015	By: /s/ Paul W. Stephens Paul W. Stephens Senior Vice President and Controller